UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):   September 4, 2008

TENNESSEE VALLEY
FINANCIAL HOLDINGS, INC.

Tennessee	000-49863	45-0471419
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 South Illinois Avenue, Oak Ridge, Tennessee 37830
(Address of Principal Executive Offices)

 (865) 483-9444
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR.13e-4(c))

Item 4.02(a).       Non-Reliance on Previously issued Financial Statements or a Related Audit Report or Completed Interim Review.

We have restated our financial statements for the six months and quarter ended June 30, 2008.  In response to a recent regular examination by our state banking regulator, management made a decision to make provision for additional losses associated with the bank’s loan portfolio and other real estate owned effective June 30, 2008.  The changes to the financial statements reflect:

(1)	a decrease in net loans through an adjustment of $172,627 to the allowance for loan losses and an increase in the provision for loan losses;

(2)	an additional provision against other real estate owned in the amount of $51,136 to more accurately reflect the underlying collateral value;

(3)	and the reversal of $25,549 of accrued interest receivable relating to the loans in item (1) above.

The cumulative effect of these adjustments on net income after taxes was an additional $140,000 loss and a $0.09 decrease in earnings per share for the six months ended June 30, 2008.   For the quarter ended June 30, 2008, the cumulative effect of these adjustments on net income after taxes was an additional $140,000 loss and a $0.10 decrease in earnings per share.

We will file an amendment to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 reflecting the adjustments described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 4, 2008

                                    TENNESSEE VALLEY FINANCIAL HOLDINGS, INC.

                             By: /s/ Kenneth F. Scarbro
                        Name: Kenneth F. Scarbro
                        Title:   Chief Financial Officer